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                         INDEPENDENT AUDITORS' CONSENT

To the Trustees
Financial Horizons Investment Trust


We consent to the use of our report dated December 12, 1995 included in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.


                                                           KPMG Peat Marwick LLP

Columbus, Ohio
February 29, 1996